CERTIFICATION



I, George W. Gatch, certify that:

1. I have reviewed this report on Form N-SAR of JPMorgan Fleming Emerging Markets Debt Fund, a series of J.P. Morgan Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial
information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, and changes in net assets of the registrant as of, and for, the periods presented in this report.




Date: 9/25/02
			/S/ George W. Gatch
				President

CERTIFICATION



I, David Wezdenko, certify that:

1. I have reviewed this report on Form N-SAR of JPMorgan Fleming Emerging Markets Debt Fund, a series of J.P. Morgan Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, and changes in net assets of the registrant as of, and for, the periods presented in this report.




Date: 9/25/02

				\S\ David Wezdenko
				Treasurer